EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Kim G. Redding, President , Director and Principal Executive Officer, and Steven M. Pires, Principal Financial Officer, of BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC. (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: September 5, 2013	/s/ Kim G. Redding
Kim G. Redding
President, Director and Principal Executive Officer

BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC.

Dated: September 5, 2013	/s/ Steven M. Pires
Steven M. Pires
Treasurer and Principal Financial Officer

BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC. and will be retained by BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC. and furnished to the Securities and Exchange Commission or its staff upon request.